SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

NEWFIELD EXPLORATION COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1133047 (I.R.S. Employer Identification Number)
Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of Registrant’s Principal Executive Office) (Zip Code)
___________________________

Newfield Exploration Company 2011 Omnibus Stock Plan
As Amended and Restated May 2, 2013
(Full Title of the Plan)

John D. Marziotti
General Counsel & Corporate Secretary
Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(281) 210-5100

 (Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filter, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	√	Accelerated filer
Non-accelerated filer		Smaller reporting Company
________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	3,600,000	$24.48	$88,128,000	$12,020.66
________________

(1)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)      Estimated, solely for the purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low sales prices as reported by New York Stock Exchange for the common stock on May 21, 2013.

     Newfield Exploration Company (the “registrant” or the “Company”) has previously registered a total of 7,300,000 shares of its common stock, $0.01 par value (“Common Stock”), reserved for issuance under its 2011 Omnibus Stock Plan, and hereby incorporates by reference into this registration statement the contents of the registration statement on Form S-8 (File No. 333-173964) filed on May 5, 2011.

On May 2, 2013, the stockholders of the Company approved the 2011 Omnibus Stock Plan, as amended and restated effective May 2, 2013  (the “Plan”), increasing the total number of shares of Common Stock that may be issued under the Plan to 10,900,000. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register the additional 3,600,000 shares issuable under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference and made a part of this registration statement:

•	Annual Report on Form 10-K for the year ended December 31, 2012;
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;
•	Current Report on Form 8-K filed on May 3, 2013;
•	The description of the registrant’s common stock contained in the Form 8-A Registration Statement filed with the SEC on November 4, 1993; and
•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report.

All information filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished to, and not filed with, the SEC) subsequent to the effective date of this registration statement will be deemed to be incorporated by reference herein and to be a part of this document from the date of filing of such information until all of the securities offered pursuant to this registration statement are sold or the offering pursuant to this registration statement is terminated. Any statement contained herein or in any information incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed information that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

The legality of the registrant’s common stock is opined on by John D. Marziotti, the registrant’s General Counsel and Corporate Secretary. As of May 21, 2013, Mr. Marziotti beneficially owned 3,618 shares of the registrant’s common stock, either directly or through employee benefit plans, and held options to acquire 12,500 shares of the registrant’s common stock.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
3.1
Third Restated Certificate of Incorporation of Newfield Exploration Company, dated December 14, 2011 (incorporated by reference to Exhibit 3.1 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 1-12534))

3.2	Amended and Restated Bylaws of Newfield Exploration Company (incorporated by reference to Exhibit 3.2 to Newfield’s Current Report on Form 8-K filed on February 6, 2009 (File No. 1-12534))
5.1	Opinion of John D. Marziotti, General Counsel and Corporate Secretary of Newfield Exploration Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of John D. Marziotti (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)
99.1
Newfield Exploration Company 2011 Omnibus Stock Plan, as amended and restated May 2, 2013 (incorporated  by reference to Exhibit 10.1 to Newfield’s Current Report on Form 8-K filed on May 3, 2013 (File No. 1-12534))

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this the 22nd day of May, 2013.

NEWFIELD EXPLORATION COMPANY

By:   /s/ Terry W. Rathert
Terry W. Rathert
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert and John D. Marziotti, or any of them, as  true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of May, 2013.

Signature	Title

/s/ Lee K. Boothby	Chairman, President and Chief Executive Officer
Lee K. Boothby	and Director (Principal Executive Officer)

/s/ Terry W. Rathert	Executive Vice President and Chief Financial Officer
Terry W. Rathert	(Principal Financial Officer)

/s/ George W. Fairchild, Jr.	Controller (Principal Accounting Officer)
George W. Fairchild, Jr.

/s/ Pamela J. Gardner	Director
Pamela J. Gardner

/s/ John R. Kemp III	Director
John R. Kemp III

/s/ Joseph H. Netherland	Director
Joseph H. Netherland

Howard H. Newman	Director
Howard H. Newman

Thomas G. Ricks	Director
Thomas G. Ricks

/s/ Juanita F. Romans	Director
Juanita F. Romans

/s/ C.E. (Chuck) Shultz	Director
C. E. (Chuck) Shultz

/s/ Richard K. Stoneburner	Director
Richard K. Stoneburner

/s/ J. Terry Strange	Director
J. Terry Strange

EXHIBIT INDEX

Exhibit No.	Description
3.1
Third Restated Certificate of Incorporation of Newfield Exploration Company, dated December 14, 2011 (incorporated by reference to Exhibit 3.1 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 1-12534))

3.2	Amended and Restated Bylaws of Newfield Exploration Company (incorporated by reference to Exhibit 3.2 to Newfield’s Current Report on Form 8-K filed on February 6, 2009 (File No. 1-12534))
5.1	Opinion of John D. Marziotti, General Counsel and Corporate Secretary of Newfield Exploration Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of John D. Marziotti (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)
99.1
Newfield Exploration Company 2011 Omnibus Stock Plan, as amended and restated May 2, 2013 (incorporated  by reference to Exhibit 10.1 to Newfield’s Current Report on Form 8-K filed on May 3, 2013 (File No. 1-12534))